Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Vice President, Investor Relations & Corporate Affairs

clewis@glaukos.com

Glaukos Announces Third Quarter 2026 Financial Results

Aliso Viejo, CA – October 28, 2026 – Glaukos Corporation (NYSE: GKOS), an ophthalmic pharmaceutical and medical technology company focused on novel therapies for the treatment of glaucoma, corneal disorders, and retinal diseases, today announced financial results for the third quarter ended September 30, 2026. Key highlights include:

•
Record net sales of $211.0 million in Q3 2026 increased 58% year-over-year on a reported and constant currency basis.
•
U.S. Glaucoma record net sales of $118.6 million in Q3 2026 increased 47% year-over-year.
•
Corneal Health record net sales of $59.0 million in Q3 2026 increased 154% year-over-year.
•
Gross margin of approximately 85% and non-GAAP gross margin of approximately 88% in Q3 2026.
•
Net income of $2.0 million and non-GAAP net income of $28.5 million in Q3 2026.
•
Diluted earnings per share (EPS) of $0.03 and non-GAAP diluted EPS of $0.47 in Q3 2026.
•
Cash and cash equivalents, short-term investments, and restricted cash of $339.8 million at the end of Q3 2026, an increase of $50.5 million compared to $289.3 million at the end of Q2 2026.
•
Raised 2026 net sales guidance to $775 million to $785 million, compared to $680 million to $700 million previously.
•
Introduced preliminary 2027 net sales guidance of $1 billion.

“Our record third quarter results reflect successful global execution across our key global commercial and development priorities, leaving us well positioned to sustain our strong growth momentum driven by two transformational growth drivers in iDose TR and Epioxa,” said Thomas Burns, Glaukos chairman and chief executive officer. “We continue to successfully advance our robust pipeline of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic eye diseases.”

Third Quarter 2026 Financial Results

Net sales in the third quarter of 2026 of $211.0 million increased 58% on a reported and constant currency basis, compared to $133.5 million in the same period in 2025.

Gross margin for the third quarter of 2026 was approximately 85%, compared to approximately 78% in the same period in 2025. Non-GAAP gross margin for the third quarter of 2026 was approximately 88%, compared to approximately 84% in the same period in 2025.

Selling, general and administrative (SG&A) expenses for the third quarter of 2026 increased 58% to $130.9 million, compared to $83.0 million in the same period in 2025. Non-GAAP SG&A expenses for the third quarter of 2026 increased 32% to $109.7 million, compared to $83.2 million in the same period in 2025.

GAAP and non-GAAP research and development (R&D) expenses for the third quarter of 2026 increased 26% to $48.1 million, compared to $38.1 million in the same period in 2025.

Income from operations in the third quarter of 2026 was $0.8 million, compared to operating loss of $16.4 million in the third quarter of 2025. Non-GAAP income from operations in the third quarter of 2026 was $27.3 million, compared to non-GAAP operating loss of $9.3 million in the third quarter of 2025.

Net income in the third quarter of 2026 was $2.0 million, or $0.03 per diluted share, compared to net loss of $16.2 million, or ($0.28) per diluted share, in the third quarter of 2025. Non-GAAP net income in the third quarter of 2026 was $28.5 million, or $0.47 per diluted share, compared to non-GAAP net loss of $9.2 million, or ($0.16) per diluted share, in the third quarter of 2025.

The company ended the third quarter of 2026 with approximately $339.8 million in cash and cash equivalents, short-term investments, and restricted cash, and no debt.

2026 Revenue Guidance

The company expects 2026 net sales to be in the range of $775 million to $785 million based on the latest foreign currency exchange rates.

2027 Preliminary Revenue Guidance

The company expects preliminary 2027 net sales to be $1 billion based on the latest foreign currency exchange rates.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 833-461-5787 (U.S.) or 585-542-9983 (international) and enter Conference ID 517868366. A replay of the webcast will be archived on the company’s website following completion of the call.

Quarterly Summary Document

The company has posted a document on its Investor Relations website under the “Financials & Filings – Quarterly Results” section titled “Quarterly Summary.” This Quarterly Summary document is designed to provide the investment community with a summarized and easily accessible reference document that details the key facts associated with the quarter, the state of the company’s business objectives and strategies, and any forward statements or guidance the company may make. This document is provided alongside the company’s earnings press release and is designed to be read by investors before the regularly scheduled quarterly conference call. It is the company’s goal that this format will make its quarterly earnings process more efficient and impactful for the investment community.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders, and retinal diseases. Glaukos first developed Micro-Invasive Glaucoma Surgery (MIGS) as an alternative to the traditional glaucoma treatment paradigm, launching its first MIGS device commercially in 2012. In 2024, Glaukos commenced commercial launch activities for iDose® TR, a first-of-its-kind, long-duration, intracameral procedural pharmaceutical designed to deliver 24/7 glaucoma drug therapy inside the eye for extended periods of time. Glaukos also markets the only FDA-approved corneal cross-linking therapy utilizing a proprietary bio-activated pharmaceutical for the treatment of keratoconus, a rarely diagnosed corneal disorder. Glaukos continues to successfully develop and advance a robust pipeline of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic eye diseases.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, our ability to successfully commercialize our iDose TR and Epioxa therapies; the impact of general macroeconomic conditions including foreign currency fluctuations and future public health crises; supply and/or manufacturing disruptions, including those impacting our principal revenue-producing products, including the risk of recalls or serious safety issues with our products; our ability to achieve or sustain profitability, generate sales of our commercialized products and develop and commercialize additional products; risks associated with our international operations; our ability to meet our customers’ expectations for the quality or delivery of our products; the potential for misuse of our products; our ability to manage our growth and meet customer demand; the success of our acquisitions, collaborations, in licensing agreements, joint ventures, alliances or partnerships with third parties; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; risks related to the implementation of artificial intelligence and machine learning technologies; the availability of net operating loss tax carryforwards; changes to domestic or foreign healthcare laws or trade policies, which could impact our profitability; the high cost of regulatory compliance, including the requirements of participation in federal healthcare programs such as Medicare and Medicaid and regulations for the approval and sale and marketing of our products and of our manufacturing processes; risks related to securing or maintaining adequate coverage or reimbursement by government or third-party payors the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; and our ability to protect, and the expense and time-consuming nature of protecting, our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which was filed with the SEC on July 29, 2026, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which we expect to file on or before November 9, 2026. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term "Non-GAAP" to exclude certain expenses, gains and losses to achieve the Non-GAAP Purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; unusual non-recurring expenses associated with inventory write-downs; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment associated with the exchange or redemption of convertible senior notes; significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements; and any other adjustment that is determined to be appropriate and consistent with the Non-GAAP Purposes. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period. See “Reported Sales vs. Prior Periods” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net sales	$211,030	$133,537	$547,211	$364,321
Cost of sales	31,164	28,831	98,519	80,043
Gross profit	179,866	104,706	448,692	284,278
Operating expenses:
Selling, general and administrative	130,943	82,999	339,946	237,047
Research and development	48,095	38,072	143,541	106,963
Acquired in-process research and development	-	-	1,500	-
Total operating expenses	179,038	121,071	484,987	344,010
Income (loss) from operations	828	(16,365)	(36,295)	(59,732)
Non-operating income (expense):
Interest income	2,493	2,552	7,203	8,202
Interest expense	(1,087)	(1,175)	(3,671)	(3,489)
Other income (expense), net	87	(1,009)	(1,936)	1,793
Total non-operating income	1,493	368	1,596	6,506
Income (loss) before taxes	2,321	(15,997)	(34,699)	(53,226)
Income tax provision	303	234	1,443	808
Net income (loss)	$2,018	$(16,231)	$(36,142)	$(54,034)

Basic net income (loss) per share	$0.03	$(0.28)	$(0.62)	$(0.95)
Diluted net income (loss) per share	$0.03	$(0.28)	$(0.62)	$(0.95)

Weighted-average shares outstanding used to compute basic net income (loss) per share	59,105	57,398	58,651	57,083
Weighted-average shares outstanding used to compute diluted net income (loss) per share	61,196	57,398	58,651	57,083

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$162,327	$90,813
Short-term investments	174,372	187,947
Accounts receivable, net	150,004	108,608
Inventory	61,032	63,564
Prepaid expenses and other current assets	31,915	24,052
Total current assets	579,650	474,984
Restricted cash	3,115	3,834
Property and equipment, net	112,068	113,253
Operating lease right-of-use asset	30,795	31,527
Finance lease right-of-use asset	37,594	39,404
Intangible assets, net	121,261	141,916
Goodwill	66,710	66,710
Deposits and other assets	28,336	21,859
Total assets	$979,529	$893,487

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$24,407	$24,624
Accrued liabilities	102,319	76,651
Total current liabilities	126,726	101,275
Operating lease liability	35,057	35,767
Finance lease liability	66,926	68,109
Deferred tax liability, net	441	441
Other liabilities	33,105	31,740
Total liabilities	262,255	237,332

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding as of September 30, 2026 and December 31, 2025	-	-
Common stock, $0.001 par value; 150,000 shares authorized; 59,196 and 57,539 shares issued and 59,168 and 57,511 shares outstanding at September 30, 2026 and December 31, 2025, respectively	59	58
Additional paid-in capital	1,684,829	1,586,056
Accumulated other comprehensive income	1,790	3,303
Accumulated deficit	(969,272)	(933,130)
Less treasury stock (28 shares as of September 30, 2026 and December 31, 2025)	(132)	(132)
Total stockholders' equity	717,274	656,155
Total liabilities and stockholders' equity	$979,529	$893,487

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q3 2026				Q3 2025

	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Cost of sales	$31,164	$(5,274)	(A)	$25,890	$28,831	$(7,310)	(A) (B)	$21,521

Gross Margin	85.2%	2.5%		87.7%	78.4%	5.5%		83.9%

Operating expenses:
Selling, general and administrative	$130,943	$(21,219)	(C)(D)	$109,724	$82,999	$243	(D)	$83,242
Income (loss) from operations	$828	$26,493		$27,321	$(16,365)	$7,067		$(9,298)
Net income (loss)	$2,018	$26,493	(E)	$28,511	$(16,231)	$7,067	(E)	$(9,164)
Basic net income (loss) per share	$0.03	$0.45		$0.48	$(0.28)	$0.12		$(0.16)
Diluted net income (loss) per share	$0.03	$0.44		$0.47	$(0.28)	$0.12		$(0.16)

Weighted-average shares outstanding used to compute basic net income (loss) per share	59,105			59,105	57,398			57,398
Weighted-average shares outstanding used to compute diluted net income (loss) per share	61,196			61,196	57,398			57,398

(A)

•
Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $4.8 million in Q3 2026 and $5.5 million in Q3 2025.
•
Mobius acquisition-related amortization expense of developed intellectual property of $0.5 million in Q3 2026 and Q3 2025, respectively.

(B)

•
Non-recurring, non-cash charge related to the write-down of certain inventory of $1.3 million.

(C)

•
Expenses of $5.9 million related to the Company’s trade secrets litigation and other litigation matters.
•
Expenses of $14.1 million related to the resolution agreement with the Regents of the University of California.
•
Expenses of $0.8 million associated with the integration of a major system.

(D)

•
Mobius contingent consideration fair value adjustments of $0.4 million in Q3 2026 and ($0.2) million in Q3 2025.

(E)

•
Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2026 and 2025.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q3 2026				Year-to-Date Q3 2025

	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$98,519	$(19,222)	(A)	$79,297	$80,043	$(18,597)	(A) (B)	$61,446

Gross Margin	82.0%	3.5%		85.5%	78.0%	5.1%		83.1%

Operating expenses:
Selling, general and administrative	$339,946	$(26,316)	(C)(D)	$313,630	$237,047	$(52)	(D)	$236,995
(Loss) income from operations	$(36,295)	$45,538		$9,243	$(59,732)	$18,649		$(41,083)

Non-operating income (expense):
Interest expense	$(3,671)	$369	(E)	$(3,302)	$(3,489)	$-		$(3,489)

Net (loss) income	$(36,142)	$45,907	(F)	$9,765	$(54,034)	$18,649	(F)	$(35,385)

Basic net (loss) income per share	$(0.62)	$0.79		$0.17	$(0.95)	$0.33		$(0.62)
Diluted net (loss) income per share	$(0.62)	$0.78		$0.16	$(0.95)	$0.33		$(0.62)

Weighted-average shares outstanding used to compute basic net income (loss) per share	58,651			58,651	57,083			57,083
Weighted-average shares outstanding used to compute diluted net income (loss) per share (G)	58,651			60,598	57,083			57,083

(A)

•
Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $17.8 million year-to-date Q3 2026 and $16.6 million year-to-date Q3 2025.
•
Mobius acquisition-related amortization expense of developed intellectual property of $1.5 million year-to-date Q3 2026 and $0.7 million year-to-date Q3 2025.

(B)

•
Non-recurring, non-cash charge related to the write-down of certain inventory of $1.3 million.

(C)

•
Expenses of $9.9 million related to the Company’s trade secrets litigation and other litigation matters.
•
Expenses of $14.1 million related to the resolution agreement with the Regents of the University of California.
•
Expenses of $1.2 million associated with the integration of a major system.
•
Provision for doubtful accounts related to the overpayment of prior period payroll withholdings of $0.7 million.

(D)

•
Mobius contingent consideration fair value adjustments of $0.4 million year-to-date Q3 2026 and ($0.2) million year-to-date Q3 2025.
•
Mobius acquisition-related transaction expense of $0.3 million year-to-date Q3 2025.

(E)

•
Interest expense related to the untimely payment of prior period payroll withholdings

(F)

•
Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2026 and 2025.

(G)

•
Year-to-date Q3 2026 non-GAAP diluted weighted-average shares reflect the dilution effect from outstanding stock options, unvested restricted stock units, performance-based equity awards, and employee stock purchase program option shares under the treasury stock method.

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	3Q 2026	3Q 2025	2Q 2026	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)

International Glaucoma	$33,356	$29,443	$36,631	13.3%	14.6%	(1.3%)	(8.9%)	(8.4%)	(0.5%)

Total Net Sales	$211,030	$133,537	$185,610	58.0%	58.3%	(0.3%)	13.7%	13.8%	(0.1%)

(1)
Operational growth excludes the effect of translational currency
(2)
Calculated by converting the current period numbers using the prior period’s average foreign exchange rates